EXHIBIT 10.30
EXECUTION COPY
SUPPLY AGREEMENT
     This Supply Agreement (along with all schedules and exhibits hereto, the “Agreement”), is made and entered into as of the last date of execution appearing on the signature page hereto (the “Effective Date”), by and between Encore Medical, L.P., a Delaware limited partnership, having its principal place of business in Austin, Texas (“ENCORE”) and MAKO Surgical Corp., a Delaware corporation, having its principal place of business in Hollywood,, Florida (“MAKO”). ENCORE and MAKO are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
     WHEREAS, ENCORE has developed a certain Implant and System (each as defined below);
     WHEREAS, ENCORE and MAKO entered into that certain Letter of Intent, dated December 11, 2006 (“LOI”) in which ENCORE agreed to grant to MAKO an exclusive, worldwide license to certain rights relating to the System when used in connection with the MAKO Haptic Guidance SystemTM (“HGS”) (the System when used in connection with the HGS, being used in the “MAKO Field”);
     WHEREAS, ENCORE and MAKO have concurrently entered into that certain License Agreement (“License Agreement,” the terms of which are expressly incorporated herein by reference), by which ENCORE licenses to MAKO the rights relating to the System so that MAKO may use, offer for sale, sell, and import the System and ultimately make, have made, use, offer for sale, sell, and import independently of ENCORE; and
     WHEREAS, during a Supply Period (as defined below) MAKO desires to purchase from ENCORE, and ENCORE is willing to supply, certain Products (as defined below) for use with the HGS as either an ENCORE or MAKO private labeled product under ENCORE’s Premarket Notification 510(k) (the “Encore 510(k)”), under the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
ARTICLE I
Definitions
          The terms of the recitals and preamble are incorporated herein by reference.
     1.1 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that Party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the Effective Period of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.

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     1.2 “Agreement” means this Supply Agreement, as it may be amended from time to time.
     1.3 “CGMP Regulations” means the current good manufacturing practices (“CGMP”) promulgated by the FDA, as amended, including those currently set out in Parts 210 and 211 of Title 21 of the Code of Federal Regulations.
     1.4 “Effective Date” has the meaning given in the preamble.
     1.5 “Effective Period” has the meaning given to in Section 6.1.
     1.6 “FDA” means the United States Food and Drug Administration.
     1.7 “Implant” as used in both a singular and plural context, means the E.P.I.K. Unicondylar Knee System and all components thereof, including the femoral component, tibia base plate and poly inserts (manufactured according to all Specifications), and all the related medical instruments and surgical techniques, developed by ENCORE and used for a single procedure.
     1.8 “Law” means any United States or non-United States federal, national, supranational, state, provincial, local or similar law, ordinance, regulation, rule, code, order, or requirement.
     1.9 “License Agreement” has the meaning given to it in the recitals.
     1.10 “Licensed IP Rights” means all patents, copyrights, proprietary rights in technical information and similar industrial and intellectual property rights throughout the world that pertain to the existing System design as of the Effective Date, and that are owned by ENCORE or that ENCORE has the right to license as of the Effective Date.
     1.11 “Product,” as used in both a singular and plural context, means the System or any one or more components thereof.
     1.12 “Product Price” regarding each component of the Product and the System as a whole is in each case the price set forth in Schedule 1 hereto.
     1.13 “Specifications” means the description and specification for the Implant contained in the specifications and technical documents relating to the manufacture, operation, use and implantation of the Implant (including all prior versions and the most current version of it) that are in the possession of ENCORE or its employees, representatives or agents on or before the Effective Date including, without limitation, FDA design control documents DHF, DMR (design requirement and criteria, specified requirements, V&V, design transfer), clinical data and implant follow-ups and manufacturing specifications and know-how.
     1.14 “System” means the Implant and related instrumentation, the Specifications and related know-how.

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     1.15 “Supply Period” means the period between the Effective Date and the date on which MAKO is able and ready to make and sell the System independently, under its own label and a MAKO 510(k) (as defined below), but in any case ending the later of (a) thirty six (36) months after the Effective Date (the “Initial Term”); and (b) at the discretion of MAKO, any one (1) year extensions in addition to said Initial Term; provided, however, that ENCORE may terminate the Supply Period (i) at any time after ENCORE ceases to manufacture the System based on bona fide product safety, efficacy, or regulatory concerns (described in written detail to MAKO), in ENCORE’s sole and absolute discretion; and (ii) with six (6) months written notice following ENCORE’s decision to cease manufacturing the System for any other reason.
ARTICLE II
Sale and Purchase of Product
     2.1 Sale and Purchase.
     (a) During the Supply Period, (i) ENCORE, within the limitations contained in this Article, agrees to use its reasonable best efforts to sell to MAKO such quantities of Product as MAKO may order in accordance herewith; (ii) MAKO shall have the right to provide ENCORE with one or more written purchase commitments for the manufacture by ENCORE of the System bearing the MAKO name and logo; and ENCORE shall use its reasonable best efforts to assist MAKO in over-labeling of the System to carry MAKO’s name and labeling, any such labeling being at MAKO’s reasonable expense; and (iii) ENCORE shall, at no additional cost, maintain an adequate Implant inventory to accommodate MAKO’s business requirements as periodically communicated to ENCORE in a written quarterly forecast pursuant to the procedures outlined below.
     (b) Notwithstanding the foregoing (i) MAKO expressly reserves, in its sole discretion, the right to choose the manufacturer of the System other than ENCORE at any time based on MAKO’s production needs; (ii) MAKO shall have the rights to manufacture the System for use with the HGS when MAKO obtains a 510(k) Notification (a “MAKO 510(k)”) using MAKO’s preferred suppliers as a MAKO product as further detailed below; and (iii) for the term of this Agreement and all times thereafter, ENCORE shall be prohibited from selling or supplying the System in the MAKO Field.
     (c) During the Supply Period, ENCORE shall manufacture the System for MAKO, and MAKO shall initially sell the System under the Encore 510(k).
     (d) In the event (i) ENCORE becomes subject to an order of a regulatory authority with competent jurisdiction prohibiting the distribution of the Products, (ii) the results of any FDA inspection or inspection by any other applicable regulatory body or quality systems auditing body directly impact the marketing and/or distribution of the Products or indicate a material safety concern with respect to the Products that could have a significant effect on the safety or efficacy of such Products, or (iii) ENCORE receives written notice from a third party that indicates a material concern with respect to the safety or efficacy of the Products and that is reasonably likely to indicate a material concern with respect to the safety or efficacy of the Products, ENCORE shall all provide MAKO immediate notice thereof and ENCORE shall have

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no further obligation to supply the Products to MAKO, and MAKO shall immediately cease supplying the Products to MAKO’s customers until further notice by ENCORE.
     2.2 Quantity; Forecasts.
     (a) MAKO shall have the right to purchase from ENCORE an unlimited number of complete Systems and, for so long as MAKO has not chosen another manufacturer for any of the components of the System, individual System components and Products from ENCORE, all of which shall be purchased pursuant to the Product Pricing, but in no event shall ENCORE be required to supply more than the amount of Products provided in any quarterly forecast covering the time period of any written purchase commitment.
     (b) All Products delivered to MAKO will be F.O.B. MAKO’s destination. ENCORE will use its reasonable best efforts to deliver Product within five (5) days of the applicable date for which delivery of Product is properly requested in a purchase order, and assist MAKO in arranging any desired insurance (in amounts that MAKO shall determine) and transportation, via air freight unless otherwise specified in writing, to any destinations specified in writing from time to time by MAKO. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery will be at MAKO’s expense.
     (c) ENCORE will include with each shipment copies of all applicable inspection records.
     2.3 Rejection of Product in Case of Nonconformity.
     (a) MAKO may reject any portion of any shipment of Product that (i) does not conform to the description or Specifications, (ii) is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”), (iii) does not comply with an order for the Products, or (iv) does not comply with the CGMP Regulations.
     (b) In order to reject a shipment, MAKO must (i) give notice to ENCORE of MAKO’s intent to reject the shipment within thirty (30) days of receipt (the “Inspection Period”) together with a written indication of the reasons for such possible rejection; (ii) return such Product to ENCORE, if so requested; and (iii) as promptly as reasonably possible thereafter, provide ENCORE with notice of final rejection and the full basis therefore. After notice of intent to reject is given, MAKO shall cooperate with ENCORE in determining whether rejection is necessary or justified. If no such notice of intent to reject is timely received, MAKO shall be deemed to have accepted such delivery of Product; provided, however, that, following the Inspection Period, in the event any Product (i) has a latent or unknown defect, (ii) MAKO made a diligent examination of the Product, commercially reasonable under the circumstances, within the Inspection Period and did not discover such latent or unknown defect, and (iii) the latent or unknown defect is not caused by MAKO or any of MAKO’s representatives, MAKO may reject such Product as though the defect were discovered during the Inspection Period, and the parties shall follow the same procedures as herein described.
     (c) In any event, MAKO must pay for the shipment as otherwise provided herein and will be entitled to a refund of the purchase price (together with insurance and freight charges) of properly rejected Products at the time they are ultimately rejected, provided that if ENCORE

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disputes the rejection, refund shall be made, if at all, at the time the dispute is finally resolved. ENCORE shall notify MAKO as promptly as reasonably possible whether it accepts MAKO’s basis for any rejection.
     (d) Whether or not ENCORE accepts MAKO’s basis for rejection, promptly on receipt of a notice of rejection, ENCORE shall use its reasonable efforts, at MAKO’s request, to provide replacement Product which shall be purchased by MAKO as provided in this Agreement.
     (e) Unless ENCORE requests the return to it of rejected Products within sixty (60) days of receipt of MAKO’s notice of rejection, MAKO shall destroy such Products promptly and provide ENCORE with certification of such destruction. MAKO shall, upon receipt of ENCORE’s request for return, promptly dispatch said Products to ENCORE, at ENCORE’s cost.
     2.4 MAKO’s Obligations.
     (a) MAKO agrees to ascertain and comply with all applicable Laws and regulations and standards of industry or professional conduct in connection with the use, distribution or promotion of the Products, including without limitation, those applicable to product claims, labeling, approvals, registrations and notifications. The termination or expiration of this Agreement shall not relieve either party of its responsibility to comply in all material respects with all applicable Laws and regulations and standards of industry.
     (b) MAKO will work diligently to establish an independent product source for Products, including obtaining necessary FDA approvals for Products made under its authority.
     (c) MAKO shall not make any material misrepresentation about the System, the Products, or ENCORE or otherwise disparage the System, the Products, or ENCORE. For the avoidance of doubt, the Parties agree and recognize that factual statements made by MAKO concerning competitive advantages of implant systems offered by MAKO other than the System, including, without limitation, the Stelkast Unicondylar Knee System and the total modular knee system currently under development by MAKO, shall not be deemed to have violated this Section 6.2(d).
     (d) For so long as MAKO shall sell the System under the Encore 510(k), MAKO shall not utilize any promotional material prepared by it with respect to any of the System or the Products without obtaining the prior written approval thereof from ENCORE, which shall not be unreasonably delayed or withheld. If at any time MAKO shall sell the System under a MAKO 510(k), MAKO shall not utilize any promotional materials prepared by it containing any ENCORE trade names, trademarks, service marks, or copyrighted material without obtaining the prior written approval thereof from ENCORE which shall not be unreasonably delayed or withheld.
     (e) For so long as MAKO shall sell the System under the Encore 510(k), MAKO shall not make any claims related to the efficacy of the Products or the System other than those claims made by ENCORE.
     (f) For the avoidance of any doubt, MAKO has no obligation to purchase Products from ENCORE.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE III
Price and Payments
     3.1 Price. MAKO shall pay to ENCORE the Product Price for Product purchased under this Agreement. Provided, however, the Product Price does not include the reasonable cost of labeling Product as required by MAKO, and which shall be separately charged to MAKO.
     3.2 Method of Payment. All payments due hereunder to ENCORE shall be paid to ENCORE in United States dollars in the United States not later than 30 days following the date of the applicable invoice.
ARTICLE IV
Branding
     4.1 Labeling. MAKO may specify, at the time of ordering, whether Products will bear an ENCORE label or a MAKO label. If MAKO orders Products with MAKO labels, MAKO must first have provided to ENCORE either labels suitable for placing on ENCORE’s packaging for the Products or packaging suitable for the Products. ENCORE shall not be required to label any product with a MAKO label if ENCORE has a good faith belief that such MAKO label would be inconsistent with ENCORE or MAKO’s regulatory obligations; provided, however, that ENCORE will work with MAKO in good faith in correcting any labeling or packaging deficiency.
     4.2 Limited License. ENCORE grants to MAKO a limited, non-exclusive license to use the mark “ENCORE.” and any other trade names, trademarks and trade dress used on or in connection with Products purchased by MAKO from ENCORE pursuant to this Agreement, to refer to the Products and to ENCORE in connection with the marketing, advertising, distribution, sale and use of the Products. ENCORE further grants to MAKO the right to create, reproduce, publish, and distribute images and renderings (including photographs and video) of the Products and packaging and any accompanying documentation. MAKO shall follow ENCORE’s instructions at all times as to the use or discontinuance of such trade names, trademarks and trade dress. Use of such trade names, trademarks and trade dress shall not give MAKO a right thereto.
ARTICLE V
Regulatory Matters and Recalls
     5.1 FDA Regulatory Matters
     (a) Each party shall cooperate fully with the other patty in dealing with customer complaints concerning the Products and shall take reasonable action to promptly resolve and follow up with regard to such complaints.
     (b) Each of the Parties shall be responsible for complying with the Medical Device Reporting requirements set forth in 21 C.F.R. Part 803, as may be amended from time to time (“MDR”), for the Products. Each of the Parties shall promptly provide to the other Patty copies of such filings and reports that could affect the safety or efficacy of the System. For the

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avoidance of doubt, ENCORE shall be responsible for all MDR requirements for Products manufactured by ENCORE, and MAKO shall be responsible for all MDR requirements for Products manufactured by or for MAKO, other than those manufactured by ENCORE.
     (c) Each of the Parties shall provide such assistance and information as reasonably requested by the other Party to fulfill such Party’s MDR obligations for the Products. Without limiting the generality of the foregoing, the Parties shall: (1) keep and maintain a record of all customer complaints received by them relating to the Products that are required to be maintained by them pursuant to 21 C.F.R. § 820.198; (2) notify the other Party upon receipt of any information that indicates a material safety concern with respect to the Products that could have a significant effect on the safety or efficacy of the Products; and (3) otherwise cooperatively undertake investigations, provide information and analysis, and conduct such follow-up activities as reasonably requested in fulfillment of their obligations under this Agreement.
     (d) Each Party agrees and covenants that it will inform the other Party within forty-eight hours of any corrective/preventive action related to the System. This notice will include the corrective action plan to address the root cause.
     (e) Each Party agrees and covenants to provide to the other, within twenty-four hours of the initial receipt, any report of any serious adverse experience with respect to the System. Serious adverse experience means any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, or requires or prolongs inpatient hospitalization.
     (f) For so long as the Supply Agreement remains in force between the Parties, any Party receiving a communication of any kind pertaining to the System from a regulatory authority will promptly provide to the other Party copies of any such communication. Each Party agrees and covenants that it shall promptly notify the other Party of the receipt of any FDA Form 483 Report on Inspectional Observations or equivalent notice from any regulatory authority which affects the System. Such notice will include the corrective action plan to remedy the deficiency.
     5.2 Removals and Corrections (Recalls)
     (a) If either Party, in good faith, determines that a removal, correction or other field action involving the System, or any party thereof, is warranted, such Party shall immediately notify the other Party in writing and shall advise such other Party of the reasons underlying its determination that a removal, correction or other field action is warranted. The Parties shall consult with each other as to any action to be taken in regard to such removal, correction or other field action. If, after consultations, either Party, in good faith, believes that such a removal, correction or field action should be undertaken, the Parties shall cooperate in carrying out the same.
     (b) MAKO shall track the Product in accordance with all applicable Laws and as reasonable requested by ENCORE.

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     (c) For any Products manufactured by ENCORE, ENCORE shall submit to the FDA any necessary reports of removals, corrections or other field actions, as required under 21 C.F.R. Part 806, and shall be responsible for drafting any notifications of removals and corrections with respect thereto. For any Products manufactured by MAKO under a MAKO 510(k), MAKO shall submit to the FDA any necessary reports of removals, corrections or other field actions, as required under 21 C.F.R. Part 806, and shall be responsible for drafting any notifications of removals and corrections with respect thereto. Each Party shall within a reasonable time thereafter provide the other Party with a copy of all such reports as filed with the FDA, with the exception of any confidential, trade secret or proprietary information. Each Party shall maintain records of all corrections or removals as required by Law, and shall promptly provide the other Party with a copy of such records, with the exception of any confidential, trade secret or proprietary information.
     (d) For any Products manufactured by ENCORE, ENCORE shall be responsible for all costs and expenses of any removals or corrections to the extent such removal or correction is exclusively caused by: (1) the failure of ENCORE to comply with any requirement or directive of the FDA; or (2) the failure of the Products to comply with any material specification. For any Products manufactured by ENCORE and sold to MAKO, MAKO shall also be responsible for all costs and expenses of any removals or corrects to the extent such removal or correction is caused by MAKO’s failure to comply with any requirement or directive of the FDA or any alteration of the Product by MAKO. For any Products manufactured by MAKO under a MAKO 510(k), MAKO shall be responsible for all costs and expenses of any removals or corrections.
ARTICLE VI
Termination, Rights And Obligations Upon Termination
     6.1 Term. This Agreement shall continue in effect until the end of the Supply Period unless earlier terminated (the “Effective Period”).
     6.2 Termination by Mutual Agreement. This Agreement may be terminated upon mutual written agreement of the Parties.
     6.3 Termination for Default. If either Party materially defaults in the performance of any material agreement, condition or covenant of this Agreement and such default or noncompliance shall not have been remedied, or steps initiated to remedy the same to the other Party’s reasonable satisfaction, within sixty (60) days (or 30 days in the case of non-payment) after receipt by the defaulting Party of a written notice thereof from the other Party, the Party not in default may terminate this Agreement.
     6.4 Termination of License. This Agreement will terminate automatically upon termination of the License Agreement.
     6.5 Termination by ENCORE. ENCORE may immediately terminate this Agreement in the event of:

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     (a) any material misrepresentation or disparagement by MAKO of the System or ENCORE as described in Section 2.4(c), of materially adverse effect to Encore and/or the market for the System, which cannot be cured, in Encore’s reasonable discretion;
     (b) any assignment for the benefit of creditors or offer to make an extension to creditors by MAKO; the insolvency (as “insolvent” is defined in Section 1-201 of the Texas Uniform Commercial Code) of MAKO; the commencement of any proceeding under any bankruptcy laws by MAKO or against MAKO’s business; or any transfer (either voluntary or involuntary) of a substantial part of MAKO’s property or assets other than in the ordinary course of business; or
     (c) (1) the imposition of any sanctions against MAKO within the meaning of Social Security Act Section 1128A or any amendments thereof, (2) actions by MAKO, or any of MAKO’s employees, agents, representatives, owners, or contractors, that result in a violation the federal Stark Law, federal False Claims Act, federal Anti-Kickback Statute, federal Health Insurance and Portability Act provisions, federal Civil Money Penalties Statute, or similar state laws; or (3) any debarment, exclusion or suspension of MAKO or any of MAKO’s employees, agents, representatives, owners, or contractors from participation in any federal or state health care program.
     6.6 Rights and Obligations on Expiration or Termination. Except to the extent expressly provided to the contrary, any provision of this Agreement, which by its terms would survive termination of the Agreement, shall survive. For the avoidance of doubt, provisions that shall survive the termination of this Agreement include: Section 2.1(b)(iii) and Articles VI, VII and VIII. Any rights of ENCORE to payments accrued through termination as well as obligations of the Parties under firm orders for purchase and delivery of Products at the time of such termination shall remain in effect, except that in the case of termination under Section 6.,3, the terminating Party may elect whether obligations under firm orders will remain in effect.
ARTICLE VII
Representation and Warranties
     7.1 ENCORE represents, warrants and covenants to MAKO as to the following as of the Effective Date:
     (a) When shipped to MAKO by ENCORE, the Products (i) will conform in all material respects to the Specifications; (ii) will not be adulterated or misbranded within the meaning of the Act; (iii) will be manufactured in accordance with CGMP Regulations; and (iv) that ENCORE has obtained the Encore 510(k) allowing for the sale of Products and has the legal and regulatory right to permit MAKO to sell the Products under the Encore 510(k). ENCORE further represents and warrants to MAKO that of the Products which shall be shipped to MAKO (y) the Products and their sale, marketing and use in their intended manner will not infringe any patent or copyright, or misappropriate any trade secrets, of any third party, and (z) any branding or trade dress appearing on the Products, other than MAKO’s marks and trade dress, will not cause infringement of any trademark, trade name, service mark, or trade dress of any third party, or constitute unfair competition or violate any rights of publicity or privacy when sold or advertised.

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     (b) ENCORE has the requisite institutional knowledge and commercially adequate expertise to meet its obligations under this Agreement. ENCORE is the entity possessing the rights to manufacture Products and supply Products to MAKO under the terms of this Agreement.
     (c) ENCORE maintains adequate product liability insurance covering the Products as would be acquired and maintained by a reasonable and prudent company carrying on a similar line of business, but in no case for an amount of less than Four Million Dollars ($4,000,000) per claim and/or Five Million Dollars ($5,000,000) in the aggregate (“Adequate Insurance”). Such Adequate Insurance shall at all times during the Effective Period and for not less than three (3) years thereafter include all vendors of the Products.
     (d) The undersigned signatory, executing on behalf of ENCORE, hereby represents and warrants that (i) the execution and delivery of, and compliance with, this Agreement has been duly authorized by ENCORE, (ii) such signatory has actual necessary legal authority to bind ENCORE to the terms of this Agreement, and (iii) this Agreement shall, by its terms, bind ENCORE to the terms and provisions set forth herein.
     7.2 MAKO represents, warrants and covenants to ENCORE that as of and following the Effective Date:
     (a) MAKO shall maintain Adequate Insurance. Such Adequate Insurance shall at all times during the Effective Period and for not less than three (3) years thereafter insure ENCORE, its Board of Directors, officers, employees, agents and consultants as insured parties.
     (b) The undersigned signatory, executing on behalf of MAKO, hereby represents and warrants that (i) the execution and delivery of, and compliance with, this Agreement has been duly authorized by MAKO, (ii) such signatory has actual necessary legal authority to bind MAKO to the terms of this Agreement, and (iii) this Agreement shall, by its terms, bind MAKO to the terms and provisions set forth herein.
     7.3 Disclaimers.
     (a) Other than the representations, warranties and covenants expressly made in this Agreement, neither Party, nor any of its Affiliates, make any representations or extend any warranties of any kind, express or implied. ENCORE and MAKO each disclaim all implied warranties including, without limitation, warranties of merchantability, and fitness for a particular purpose.
     (b) EXCEPT IN CONNECTION WITH INDEMNIFICATION FOR DAMAGES AWARDED FOR THIRD PARTY CLAIMS OF PERSONAL INJURY PURSUANT TO THIS ARTICLE, INFRINGEMENT CLAIMS, OR AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT, IN NO EVENT WILL MAKO OR ENCORE BE LIABLE FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, EVEN IF EITHER PARTY IS NOTIFIED

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OF THE POSSIBILITY, LIKELIHOOD OR CERTAINTY THAT SUCH DAMAGES WOULD BE INCURRED
ARTICLE VIII
Indemnification
     8.1 ENCORE Indemnification. ENCORE agrees to indemnify in respect of, and hold MAKO and its officers, directors, employees and agents (the “MAKO Indemnified Patties”) harmless against any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including, without limitation, interest, penalties, and reasonable attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which the indemnified party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”) resulting from (a) any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of ENCORE or its employees, agents or representatives under this Agreement; (b) personal injuries and/or deaths from the use of products manufactured, produced, sold or marketed by ENCORE or its employees, agents or representatives, except if sold to MAKO unless such products, when delivered to MAKO, failed to meet the Specifications, as defined in the Supply Agreement (in each such case, a “Non-Conforming Product”); or (c) any negligent or fraudulent act or willful misconduct of ENCORE or its employees, agents or representatives. ENCORE’s liability under this Section 8.1 shall be reduced to the extent that any such Damages were caused by (i) the negligence or culpability or willful misconduct of the MAKO Indemnified Patties, (ii) the failure of MAKO or its employees, agents or representatives to perform their duties under this Agreement, or (iii) a change made to any such products after having been manufactured by ENCORE.
     8.2 MAKO Indemnification. MAKO agrees to indemnify in respect of, and hold, ENCORE and its officers, directors, employees and agents (the “ENCORE Indemnified Parties”) harmless against any and all Damages resulting from (a) any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of MAKO or its employees, agents or representatives under this Agreement; (b) personal injuries and/or deaths from the use of products manufactured, produced, sold or marketed by MAKO or its employees, agents or representatives, except for use of Non-Conforming Product, unless MAKO knew or should have known, though reasonable diligence, that a product causing such personal injuries and/or deaths was a Non-Conforming Product; or (c) any negligent or fraudulent act or willful misconduct of MAKO or its employees, agents or representatives. MAKO’s liability under this Section 8.2 shall be reduced to the extent that any such Damages were caused by (i) the negligence or culpability or willful misconduct of the ENCORE Indemnified Parties, or (ii) the failure of ENCORE or its employees, agents or representatives to perform their duties under this Agreement.

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ARTICLE IX
Miscellaneous Provisions
     9.1 Confidentiality of Agreement. The terms, but not the existence, of this Agreement will be treated as Proprietary Information (as such term is defined in the NDA) by the Parties, and neither Party may disclose such terms to any third party without the prior written consent of’ the other Party, except as follows:
     (a) MAKO may represent to third parties that it is possesses a commitment to supply Products as provided by this Agreement.
     (b) Each Party may (i) disclose this Agreement and its terms to potential acquirers of, investors in or lenders to such Party (including any representatives of the Parties in such transaction), or disclosures reasonably necessary in connection with the divestiture, merger, transfer or sale of all or any portion of a Party’s respective businesses, but only if such disclosure is made pursuant to a written confidentiality agreement binding upon such potential acquirer, investor, lender or other party, which obligates such party not to disclose and to take reasonable precautions against unauthorized disclosure of the Agreement and its terms; (ii) disclose this Agreement and its terms in any arbitration, mediation or other official dispute resolution procedure pursuant to a written confidentiality agreement binding upon the parties, which obligates such parties not to disclose and to take reasonable precautions against unauthorized disclosure of the Agreement and its terms; (iii) disclose this Agreement and its terms to its professional advisors who are under an ethical obligation of confidentiality in order to comply with, or determine compliance with, any law, rule, regulation, or accounting or similar requirement; and (iv) disclose this Agreement and its terms, in response to a judicial or governmental request, requirement or order, or as required by law, including any securities laws, on the condition that such Party provides the other Party with sufficient prior notice in order to contest such request, requirement or order or seek protective measures.
     9.2 Assignment. Neither Party may assign or delegate its obligations under this Agreement absent the written consent of the other Party, except that no such consent will be required for succession by merger, consolidation, sale of all or substantially all of the assets, or change of control, but only if the assignee, successor or surviving entity agrees to be bound in writing to all of its terms and conditions. This Agreement will be binding on successors in interest and permitted assigns. An assignment other than as expressly permitted by this Section 9.2 will be void and shall constitute a breach of this Agreement.
     9.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) expedited delivery service with proof of delivery or (c) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to ENCORE:	Encore Medical, L.P.
9800 Metric Boulevard

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Austin, Texas 78758
Attention: General Counsel

If to MAKO:	MAKO Surgical Corp.
2555 Davie Road
Ft. Lauderdale, FL 33319
Attention: General Counsel
or to such other address designated by the Parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of fast attempted delivery at the address and in the manner provided herein.
     9.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUSIVE OF ITS CONFLICTS OF LAW PRINCIPLES.
     9.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     9.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     9.7 Severability and Reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any Party to this Agreement, such Party may terminate this Agreement upon written notice to each other Party within 30 days after learning such change has been effected.
     9.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific stance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement. No act or conduct of or by MAKO under this Agreement, including any payment of a royalty, shall be evidence, or deemed an admission or suggestion, that any product manufactured, licensed, or distributed by MAKO infringes the Licensed IP Rights or any other intellectual property right.
     9.9 Force Majeure. Neither Party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other Party or such other Party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a Party’s reasonable control. The Parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     9.10 Legal Costs. Each of the Parties will be responsible for its own expenses, including legal and accounting fees of advisors, incurred in connection with the negotiation and preparation of this Agreement If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     9.11 Dispute Resolution.
     (a) ENCORE and MAKO will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation.
     (b) In the event that, after reasonable consultation, but within 30 days, the Parties are unable to reach agreement, any claim or controversy shall be settled by arbitration administered by the American Arbitration Association under its then current Commercial Arbitration Rules in New York, New York, before a single arbitrator and

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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judgment on any award rendered by or finding of the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award actual money damages (with interest on unpaid amounts from the date due), temporary injunctive relief, and reasonable attorney’s fees and expenses, but the arbitrator shall not have the authority to award exemplary or punitive damages, and the Parties expressly waive any claimed right to such damages. The costs of arbitration shall be borne by the Parties in accordance with the award of the arbitrator. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorney’s fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the Parties agree to maintain and agree to cause the arbitrator to maintain as Proprietary Information (as such term is defined in that certain mutual Nondisclosure Agreement, by and between the Parties, dated December 11, 2006), all information, documents and other data of any kind or nature whatsoever obtained during the arbitration process, including the fact that such arbitration is being undertaken and the final award of the arbitrator.
     9.12 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them including, without limitation, the LOI; provided, however, that for the avoidance of doubt, this Agreement shall not affect the Parties’ obligations under the License Agreement. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     9.13 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     9.14 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing Parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     9.15 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
     9.16 BASIS OF BARGAIN. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL, BARGAINED FOR BASES OF THIS AGREEMENT

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

ENCORE MEDICAL, L.P. By: Encore Medical GP, Inc., its general partner

By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman
Executive Vice-President—General Counsel

Date:	2/28/07

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré

Maurice R. Ferré, MD
President & Chief Executive Officer

Date:	2/28/07

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY
Schedule 1
     E.P.I.K.TM Component Price Breakdown
Price per component for 0 to [***] implants per twelve month period

Onlay		Inlay
Femur	$[***]	Femur	$[***]
Tibia Baseplate	$[***]	Tibia Inlay	$[***]
Tibia Insert	$[***]
Total	$[***]	Total	$[***]

Price per component for [***] plus implants per twelve month period

Onlay		Inlay
Femur	$[***]	Femur	$[***]
Tibia Baseplate	$[***]	Tibia Inlay	$[***]
Tibia Insert	$[***]
Total	$[***]	Total	$[***]
A complete set of System instrumentation shall be sold by ENCORE to MAKO at a fixed price of $[***].
ENCORE shall have the right to change the prices in this Schedule 1 at any time following the first anniversary of this Agreement.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.